UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2012

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-7584	74-1079400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, P.O. Box 1396, Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On July 13, 2012, Transcontinental Gas Pipe Line Company, LLC (the “Company”) completed an offering of $400 million in aggregate principal amount of its 4.45% Senior Notes due 2042 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under an Indenture, dated as of July 13, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. The Notes bear interest at a rate of 4.45% per annum and were priced at 99.701% of par. The Notes will pay interest semi-annually in cash in arrears on February 1 and August 1 of each year commencing on February 1, 2013. The Notes will mature on August 1, 2042. At any time prior to February 1, 2042, the Company may redeem some or all of the Notes at a specified “make whole” premium described in the Indenture. The Company also has the option, at any time on or after February 1, 2042, to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, as more fully described in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

The holders of the Notes are entitled to the benefits of a Registration Rights Agreement dated July 13, 2012 (the “Registration Rights Agreement”), between the Company and the initial purchasers listed therein. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the Notes for a new issuance of substantially identical notes issued under the Securities Act on or before 180 days after July 13, 2012, and to use its commercially reasonable efforts to cause the registration statement to be declared effective on or before 270 days after July 13, 2012. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it may be required to pay additional interest on the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of July 13, 2012, between Transcontinental Gas Pipe Line Company, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Registration Rights Agreement, dated July 13, 2012, between Transcontinental Gas Pipe Line Company, LLC and the initial purchasers listed therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

By:	/s/ Lorna R. Simms
Lorna R. Simms
Assistant Secretary

DATED: July 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of July 13, 2012, between Transcontinental Gas Pipe Line Company, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Registration Rights Agreement, dated July 13, 2012, between Transcontinental Gas Pipe Line Company, LLC and the initial purchasers listed therein.